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                                                                   EXHIBIT 10.4

                  ABBOTT LABORATORIES SUPPLEMENTAL PENSION PLAN

                       (AS AMENDED THRU THE 18th AMENDMENT
                            EFFECTIVE JUNE 20, 2003)

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                  ABBOTT LABORATORIES SUPPLEMENTAL PENSION PLAN

                                    SECTION 1
                                  INTRODUCTION

     1-1.    On September 9, 1977, December 14, 1979 and February 10, 1984 the
Board of Directors of Abbott Laboratories ("Abbott") adopted certain resolutions providing for payment of (i) pension benefits calculated under the Abbott Laboratories Annuity Retirement Plan ("Annuity Plan") in excess of those which may be paid under that plan under the limits imposed by Section 415 of the U.S. Internal Revenue Code, as amended, and the Employee Retirement Income Security Act ("ERISA") and (ii) the additional pension benefits that would be payable under the Annuity Plan if deferred awards under the Abbott Laboratories Management Incentive Plan were included in "final earnings" as defined in the Annuity Plan.

     The purpose of this ABBOTT LABORATORIES SUPPLEMENTAL PENSION PLAN (the "Supplemental Plan") is to clarify, restate and supersede the prior resolutions.

     1-2.    The Supplemental Plan shall apply to employees of Abbott and its subsidiaries and affiliates existing as of the date of adoption of the Supplemental Plan or thereafter created or acquired. (Abbott and each of such subsidiaries and affiliates are hereinafter referred to as an "employer" and collectively as the "employers").

     1-3.    All benefits provided under the Supplemental Plan shall be provided from the general assets of the employers and not from any trust fund or other designated asset. All participants in the Supplemental Plan shall be general creditors of the employers with no priority over other creditors.

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     1-4.    The Supplemental Plan shall be administered by the Abbott
Laboratories Employee Benefit Board of Review appointed and acting under the Annuity Plan ("Board of Review"). Except as stated below, the Board of Review shall perform all powers and duties with respect to the Supplemental Plan, including the power to direct payment of benefits, allocate costs among employers, adopt amendments and determine questions of interpretation. The Board of Directors of Abbott (the "Board of Directors") shall have the sole authority to terminate the Supplemental Plan.

                                    SECTION 2
                     ERISA ANNUITY PLAN SUPPLEMENTAL BENEFIT

     2-1.    The benefits described in this Section 2 shall apply to all participants in the Annuity Plan who retire, or terminate with a vested pension under that plan, on or after September 9, 1977.

     2-2.    Each Annuity Plan participant whose retirement or vested pension under that plan would otherwise be limited by Section 415, Internal Revenue Code, shall receive a supplemental pension under this Supplemental Plan in an amount, which, when added to his or her Annuity Plan pension, will equal the amount the participant would be entitled to under the Annuity Plan as in effect from time to time, based on the particular option selected by the participant, without regard to the limitations imposed by Section 415, Internal Revenue Code.

                                    SECTION 3
                    1986 TAX REFORM ACT SUPPLEMENTAL BENEFIT

     3-1.    The benefits described in this Section 3 shall apply to all participants in the Annuity Plan who retire, or terminate with a vested pension under that plan, after December 31, 1988.

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     3-2.    Each Annuity Plan participant shall receive a supplemental pension under this Supplemental Plan in an amount determined as follows:

     (a)     The supplemental pension shall be the difference, if any, between:

             (i) the monthly benefit payable under the Annuity Plan plus any supplement provided by Section 2; and

             (ii) the monthly benefit which would have been payable under the Annuity Plan (without regard to the limits imposed by Section 415, Internal Revenue Code) if the participant's "final earnings", as defined in the Annuity Plan, had included compensation in excess of the limits imposed by Section 401(a)(17), Internal Revenue Code, and any "pre-tax contributions" made by the participant under the Abbott Laboratories Supplemental 401(k) Plan.

                                    SECTION 4
          DEFERRED COMPENSATION PLAN ANNUITY PLAN SUPPLEMENTAL BENEFIT

     4-1.    The benefits described in this Section 4 shall apply to all participants in the Annuity Plan who retire, or terminate with a vested pension, under that plan, on or after January 1, 2002 and who made a Deferral Election under the Abbott Laboratories Deferred Compensation Plan (the "Deferred Compensation Plan") with respect to any calendar month during the one hundred twenty consecutive calendar months immediately preceding retirement or termination of employment.

     4-2.    Each Annuity Plan participant shall receive a supplemental pension under this Supplemental Plan in an amount determined as follows:

     (a)     The supplemental pension shall be the difference, if any, between:

             (i) the monthly benefit payable under the Annuity Plan plus any supplement provided by Section 2 and Section 3; and

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             (ii)  the monthly benefit which would have been payable under the
                   Annuity Plan (without regard to the limits imposed by Section 415, Internal Revenue Code) if the participant's "base earnings", as defined in the Annuity Plan, included deferrals made under the Deferred Compensation Plan and any compensation in excess of the limits imposed by Section 401(a)(17), Internal Revenue Code.

                                    SECTION 5
                 DEFERRED MIP ANNUITY PLAN SUPPLEMENTAL BENEFIT

     5-1.    The benefits described in this Section 5 shall apply to all participants in the Annuity Plan who retire, or terminate with a vested pension, under that plan, on or after December 14, 1979 and who were awarded Management Incentive Plan awards for any calendar year during the ten consecutive calendar years ending with the year of retirement or termination of employment.

     5-2.    Each Annuity Plan participant shall receive a supplemental pension under this Supplemental Plan in an amount determined as follows:

     (a)     The supplemental pension shall be the difference, if any, between:

             (i) the monthly benefit payable under the Annuity Plan plus any supplement provided by Section 2, Section 3, and Section 4; and

             (ii) the monthly benefit which would have been payable under the Annuity Plan (without regard to the limits imposed by Section 415, Internal Revenue Code) if the participant's "final earnings", as defined in the Annuity Plan, were one-sixtieth of the sum of:

                   (A) the participant's total "basic earnings" (excluding any payments under the Management Incentive Plan or any Division Incentive Plan) received in the sixty consecutive calendar months for which his basic earnings (excluding any payments under the Management Incentive Plan or any Division Incentive Plan) were highest within the last one hundred twenty consecutive calendar months immediately preceding his retirement or termination of employment; and

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                   (B)  the amount of the participant's total awards under the
                        Management Incentive Plan and any Division Incentive Plan (whether paid immediately or deferred) made for the five consecutive calendar years during the ten consecutive calendar years ending with the year of retirement or termination for which such amount is the greatest and (for participants granted Management Incentive Plan awards for less than five consecutive calendar years during such ten year period) which include all Management Incentive Plan awards granted for consecutive calendar years within such ten year period.

     (b) That portion of any Management Incentive Plan award which the Compensation Committee has determined shall be excluded from the participant's "basic earnings" shall be excluded from the calculation of "final earnings" for purposes of this Section 5-2. "Final earnings" for purposes of this subsection 5-2 shall include any compensation in excess of the limits imposed by Section 401(a)(17), Internal Revenue Code.

     (c) In the event the period described in subsection 5-2(a)(ii)(B) is the final five calendar years of employment and a Management Incentive Plan award is made to the participant subsequent to retirement for the participant's final calendar year of employment, the supplemental pension shall be adjusted by adding such new award and subtracting a portion of the earliest Management Incentive Plan award included in the calculation, from the amount determined under subsection 5-2(a)(ii)(B). The portion subtracted shall be equal to that portion of the participant's final calendar year of employment during which the participant was employed by Abbott. If such adjustment results in a greater supplemental pension, the greater pension shall be paid beginning the first month following the date of such new award.

                                    SECTION 6
               CORPORATE OFFICER ANNUITY PLAN SUPPLEMENTAL BENEFIT

     6-1.    The benefits described in this Section 6 shall apply to all participants in the Annuity Plan who are corporate officers of Abbott as of September 30, 1993 or who become corporate officers thereafter, and who retire, or terminate with a vested pension under that plan on or after September 30, 1993. The term "corporate officer" for purposes of this Supplemental Plan shall mean an individual elected an officer of Abbott by its Board of Directors (or

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designated as such for purposes of this Section 6 by the Compensation Committee of the Board of Directors of Abbott), but shall not include assistant officers.

     6-2.    Subject to the limitations and adjustments described below, each participant described in subsection 6-1 shall receive a monthly supplemental pension under this Supplemental Plan commencing on the participant's normal retirement date under the Annuity Plan and payable as a life annuity, equal to 6/10 of 1 percent (.006) of the participant's final earnings (as determined under subsection 5-2) for each of the first twenty years of the participant's benefit service (as defined in the Annuity Plan) occurring after the participant's attainment of age 35.

     6-3.    In no event shall the sum of (a) the participant's aggregate percentage of final earnings calculated under subsection 6-2 and (b) of the participant's aggregate percentage of final earnings calculated under subsection 5-1(b)(i) of the Annuity Plan, exceed the maximum aggregate percentage of final earnings allowed under subsection 5-1(b)(i) of the Annuity Plan (without regard to any limits imposed by the Internal Revenue Code), as in effect on the date of the participant's retirement or termination. In the event the limitation described in this subsection 6-3 would be exceeded for any participant, the participant's aggregate percentage calculated under subsection 6-2 shall be reduced until the limit is not exceeded.

     6-4.    Benefit service occurring between the date a participant ceases to be a corporate officer of Abbott and the date the participant again becomes a corporate officer of Abbott shall be disregarded in calculating the participant's aggregate percentage under subsection 6-2.

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     6-5.    Any supplemental pension otherwise due a participant under this
Section 6 shall be reduced by the amount (if any) by which:

     (a) the sum of (i) the benefits due such participant under the Annuity Plan and this Supplemental Plan, plus (ii) the actuarially equivalent value of the employer-paid portion of all benefits due such participant under the primary retirement plans of all non-Abbott employers of such participant; exceeds

     (b) the maximum benefit that would be due under the Annuity Plan (without regard to the limits imposed by Section 415, Internal Revenue Code) based on the participant's final earnings (as determined under subsection 5-2), if the participant had accrued the maximum benefit service recognized by the Annuity Plan.

The term "primary retirement plan" shall mean any pension benefit plan as defined in ERISA, whether or not qualified under the Internal Revenue Code, which is determined by the Board of Review to be the primary pension plan of its sponsoring employer. The term "non-Abbott employer" shall mean any employer other than Abbott or a subsidiary or affiliate of Abbott. A retirement plan maintained by an employer prior to such employer's acquisition by Abbott shall be deemed a retirement plan maintained by a non-Abbott employer for purposes of this subsection 6-5.

     6-6.    Any supplemental pension due a participant under this Section 6 shall be actuarially adjusted as provided in the Annuity Plan to reflect the pension form selected by the participant and the participant's age at commencement of the pension, and shall be paid as provided in subsection 7-2.

                                    SECTION 7
                         CORPORATE OFFICER ANNUITY PLAN
                      SUPPLEMENTAL EARLY RETIREMENT BENEFIT

     7-1.    The benefits described in this Section 7 shall apply to all persons described in subsection 6-1.

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     7-2.    The supplemental pension due under Sections 2, 3, 4, 5 and 6 to each participant described in subsection 7-1 shall be reduced as provided in subsections 5-3 and 5-6 of the Annuity Plan for each month by which its commencement date precedes the last day of the month in which the participant will attain age 60. No reduction will be made for the period between the last day of the months the participant will attain age 60 and age 62.

     7-3.    Each participant described in subsection 7-1 shall receive a monthly supplemental pension under this Supplemental Plan equal to any reduction made in such participant's Annuity Plan pension under subsections 5-3 or 5-6 of the Annuity Plan for the period between the last day of the months the participant will attain age 60 and age 62.

                                    SECTION 8
                                  MISCELLANEOUS

     8-1.    For purposes of this Supplemental Plan, the term "Management
Incentive Plan" shall mean the Abbott Laboratories 1971 Management Incentive Plan, the Abbott Laboratories 1981 Management Incentive Plan and all successor plans to those plans.

     8-2.    The supplemental pension described in Sections 2, 3, 4, 5, 6 and 7 shall be paid to the participant or his or her beneficiary based on the particular pension option elected by the participant, in the same manner, at the same time, for the same period and on the same terms and conditions as the pension payable to the participant or his beneficiary under the Annuity Plan. In the event a participant is paid his or her pension under the Annuity Plan in a lump sum, any supplemental pension due under Sections 2, 3, 4, 5, 6 or 7 shall likewise be paid in a lump sum. Notwithstanding the foregoing provision of this subsection 8-2: (a) if the present value of the vested supplemental pensions described in Sections 2, 3, 4, 5, 6 and 7 of a participant who is actively

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employed by Abbott as a corporate officer exceeds $100,000, then payment of such pensions shall be made to the participant under Section 9 below; and (b) if the monthly vested supplemental pensions, expressed as a straight life annuity, due a participant or his or her beneficiary under Sections 2, 3, 4, 5, 6 and 7 do not exceed an aggregate of One Hundred Fifty Dollars ($150.00) as of the commencement date of the pension payable such participant or his or her beneficiary under the Annuity Plan, and payment of such supplemental pension has not previously been made under Section 9, the present value of such supplemental pensions shall be paid such participant or beneficiary in a lump-sum.

     8-3.    Notwithstanding any other provisions of this Supplemental Plan, if employment of any participant with Abbott and its subsidiaries and affiliates should terminate for any reason within five (5) years after the date of a Change in Control:

     (a) The present value of any supplemental pension due the participant under Section 2 (whether or not then payable) shall be paid to the participant in a lump sum within thirty (30) days following such termination; and

     (b) The present value of any supplemental pension due the participant under Sections 3, 4 or 5 (whether or not then payable) shall be paid to the participant in a lump sum within thirty (30) days following such termination.

The supplemental pension described in paragraph (a) shall be computed using as the applicable limit under Section 415, Internal Revenue Code, such limit as is in effect on the termination date and based on the assumption that the participant will receive his or her Annuity Plan pension in the form of a straight life annuity with no ancillary benefits. The present values of the supplemental pensions described in paragraphs (a) and (b) shall be computed as of the date of payment by using an interest rate equal to the Pension Benefit Guaranty Corporation interest rate applicable to an immediate annuity, as in effect on the date of payment.

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     8-4.    For purposes of subsection 8-3, a "Change in Control" shall be deemed to have occurred on the earliest of the following dates:

     (a) the date any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Abbott (not including in the securities beneficially owned by such Person any securities acquired directly from Abbott or its Affiliates) representing 20% or more of the combined voting power of Abbott's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

     (b) the date the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Abbott) whose appointment or election by the Board of Directors or nomination for election by Abbott's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

     (c) the date on which there is consummated a merger or consolidation of Abbott or any direct or indirect subsidiary of Abbott with any other corporation or other entity, other than (i) a merger or consolidation (A) immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors of Abbott, the entity surviving such merger or consolidation or, if Abbott or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof and (B) which results in the voting securities of Abbott outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Abbott or any subsidiary of Abbott, at least 50% of the combined voting power of the securities of Abbott or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Abbott (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Abbott (not including in the securities Beneficially Owned by such Person any securities acquired directly from Abbott or its Affiliates) representing 20% or more of the combined voting power of Abbott's then outstanding securities; or

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     (d)     the date the shareholders of Abbott approve a plan of complete liquidation or dissolution of Abbott or there is consummated an agreement for the sale or disposition by Abbott of all or substantially all of Abbott's assets, other than a sale or disposition by Abbott of all or substantially all of Abbott's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of Abbott, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Abbott or any subsidiary of Abbott, in substantially the same proportions as their ownership of Abbott immediately prior to such sale.

             Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Abbott immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Abbott immediately following such transaction or series of transactions.

             For purposes of this Supplemental Plan: "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Abbott or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Abbott or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of Abbott in substantially the same proportions as their ownership of stock of Abbott.

     8-5     POTENTIAL CHANGE IN CONTROL. A "Potential Change in Control" shall exist during any period in which the circumstances described in paragraphs (a),
(b), (c) or (d), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

     (a) Abbott enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, provided that a Potential Change in Control described in this paragraph (a) shall cease to exist upon the expiration or other termination of all such agreements.

     (b) Any Person (without regard to the exclusions set forth in subsections (i) through (iv) of such definition) publicly announces an intention to take or to consider taking

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             actions the consummation of which would constitute a Change in
             Control; provided that a Potential Change in Control described in this paragraph (b) shall cease to exist upon the withdrawal of such intention, or upon a determination by the Board of Directors that there is no reasonable chance that such actions would be consummated.

     (c) Any Person becomes the Beneficial Owner, directly or indirectly, of securities of Abbott representing 10% or more of either the then outstanding shares of common stock of Abbott or the combined voting power of Abbott's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from Abbott or its Affiliates).

     (d) The Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control exists; provided that a Potential Change in Control described in this paragraph (d) shall cease to exist upon a determination by the Board of Directors that the reasons that gave rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.

     8-6.    The provisions of subsections 8-3, 8-4, 8-5 and this subsection 8-6 may not be amended or deleted, nor superseded by any other provision of this Supplemental Plan, (i) during the pendency of a Potential Change in Control and
(ii) during the period beginning on the date of a Change in Control and ending on the date five (5) years following such Change in Control.

     8-7.    All benefits due under this Supplemental Plan shall be paid by
Abbott and Abbott shall be reimbursed for such payments by the employee's employer. In the event the employee is employed by more than one employer, each employer shall reimburse Abbott in proportion to the period of time the employee was employed by such employer, as determined by the Board of Review in its sole discretion.

     8-8.    The benefits under the Supplemental Plan are not in any way subject to the debts or other obligations of the persons entitled to benefits and may not be voluntarily or involuntarily sold, transferred or assigned.

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     8-9     Nothing contained in this Supplemental Plan shall confer on any employee the right to be retained in the employ of Abbott or any of its subsidiaries or affiliates.

     8-10.   Upon adoption of this Supplemental Plan, the prior resolutions shall be deemed rescinded.

                                    SECTION 9
                   ALTERNATE PAYMENT OF SUPPLEMENTAL PENSIONS

     9-1.    If, as of December 31, 1995 or any subsequent December 31, the present value of the supplemental pension described in Sections 2, 3, 4, 5, 6 and 7 of a participant, who is actively employed by Abbott as a corporate officer, exceeds $100,000, then payment of such present value shall be made, at the direction of the participant, by either of the following methods: (a) current payment in cash directly to the participant, or (b) current payment of a portion of such present value (determined as of that December 31) in cash for the participant directly to a Grantor Trust established by the participant, and current payment of the balance of such present value in cash directly to the participant, provided that the payment made directly to the participant shall approximate the aggregate federal, state and local individual income taxes attributable to the amount paid pursuant to this subparagraph 9-1(b) (as determined pursuant to the tax rates set forth in subsection 9-14).

     9-2.    If the present value of a participant's supplemental pension has been paid to the participant (including amounts paid to the participant's Grantor Trust) pursuant to subsection 9-1 (either as in effect prior to June 1, 1996 that applied to any participant with a supplemental pension with a present value in excess of $100,000 or as currently in effect that requires the participant to have a supplemental pension with a present value in excess of $100,000 and to be a corporate

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officer), then as of each subsequent December 31, such participant shall be entitled to a payment in an amount equal to: (i) the present value (as of that December 31) of the participant's supplemental pension described in Sections 2, 3, 4, 5, 6 and 7 less (ii) the current value (as of that December 31) of the payments previously made to the participant under subsections 9-1 and 9-2. Payments under this subsection 9-2 shall be made, at the direction of the participant, by either of the following methods: (a) current payment in cash directly to the participant, or (b) current payment of a portion of such amount in cash for the participant directly to the Grantor Trust established by the participant; and current payment of the balance of such amount in cash directly to the participant, provided that the payment made directly to the participant shall approximate the aggregate federal, state and local individual income taxes attributable to the amount paid pursuant to this subparagraph 9-2(b) (as determined pursuant to the tax rates set forth in subsection 9-14). No payments shall be made under this subsection 9-2 as of any December 31 after the calendar year in which the participant retires or otherwise terminates employment with Abbott.

     9-3.    Present values for the purposes of subsections 9-1, 9-2, 9-4 and
9-5 shall be determined using reasonable actuarial assumptions specified for this purpose by Abbott and consistently applied. The "current value" of the payments previously made to a participant under subsections 9-1 and 9-2 means the aggregate amount of such payments, with interest thereon (at the rate specified for this purpose by Abbott). For purposes of subsections 9-4 and 9-5, "Projected Taxes" with respect to any payment of supplemental pension benefits under subsections 9-1 or 9-2, shall mean the taxes which Abbott projects will be incurred by the participant on the income earned (i) on the payment (net of taxes) that is made pursuant to subsections 9-1 or 9-2, (ii) on the corresponding payment(s) for Projected Taxes that are made pursuant to subsection 9-4 and, if

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applicable, 9-5 and (iii) on the accumulated income earned on any of the payments covered by parts (i) and (ii) hereof, during the life of such participant's Grantor Trust (or during the period that such Grantor Trust would have been in existence if the participant had elected to receive all of the payments under subsections 9-1 and 9-2 in cash). In calculating such Projected Taxes, Abbott shall use the aggregate of the current federal, state and local tax rates specified by subsection 9-14.

     9-4.    Effective as of December 31, 1995, or any subsequent December 31, as a result of any payment made to a Qualified Participant for any calendar year pursuant to subsection 9-1 or 9-2, Abbott shall also make a corresponding payment to such Qualified Participant in the amount of the present value of the Projected Taxes. A "Qualified Participant" is either (i) a participant who as of December 31, 1995 was actively employed by Abbott and who had previously received, or as of such date was qualified to receive, a payment under subsection 9-1; or (ii) a participant who as of any subsequent December 31 qualifies to receive a payment pursuant to subsection 9-1. The payment for Projected Taxes under this subsection 9-4 shall be made to the Qualified Participant in the identical manner that the payment under subsection 9-1 or 9-2 was made. For example, (a) if the Qualified Participant elected to receive the payment under subsection 9-1 directly in cash, then Abbott shall also pay the present value of the Projected Taxes on such payment in cash directly to the Qualified Participant, and (b) if the Qualified Participant elected to receive the payment under subsection 9-1 into a Grantor Trust established by the Qualified Participant, then Abbott shall pay the present value of the Projected Taxes on such payment as follows: current payment of a portion of such present value (determined as of that December 31) in cash for such Qualified Participant directly to a Grantor Trust established by such participant, and current payment of the balance of such present value in cash directly to such Qualified Participant, provided that the payment made

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directly to such participant shall approximate the aggregate federal, state and local individual income taxes attributable to the amount paid pursuant to this subparagraph 9-4(b) (as determined pursuant to the tax rates set forth in subsection 9-14). No payments shall be made under this subsection 9-4 as of any December 31 after the calendar year in which the participant retires or otherwise terminates employment with Abbott.

     9-5.    In the event that Abbott has made any payment for projected Taxes under subsection 9-4 in cash directly to the Qualified Participant and there is a subsequent increase in the tax rates for such Qualified Participant, Abbott shall make a further cash payment to such Qualified Participant in the amount of
(a) the present value of the Projected Taxes on the payments that were made under subsections 9-1 and 9-2 in cash directly to such Qualified Participant using the actual tax rates for previous years and the new tax rates (determined in accordance with subsection 9-14) for the current and subsequent years, less
(b) the amount that would have been in the Qualified Participant's Tax Payment Account with respect to the payments made under subsections 9-1 and 9-2 in cash directly to the Participant, if such payments had instead been made to the Qualified Participant's Grantor Trust. Such amount shall be paid by Abbott directly to the Qualified Participant in cash. In the event that Abbott has made any payment for Projected Taxes under subsection 9-4 to the Qualified Participant's Grantor Trust, then Abbott shall as of December 31 of each year, make a further payment to the Qualified Participant in the amount of (a) the present value (as of that December 31) of the Projected Taxes on the payments that were made under subsections 9-1 and 9-2 into the Qualified Participant's Grantor Trust less (b) the balance of such Qualified Participant's Tax Payment Account (as described in subsection 9-8). Such payment shall be paid by Abbott as follows: the current payment of a portion of such amount in cash directly to the Qualified

Participant's Grantor Trust and the current payment of the balance of such amount in cash directly to such Qualified Participant; provided, that the payments made directly to such Qualified Participant shall approximate the aggregate federal, state and local individual income taxes attributable to the amount paid pursuant to this subsection 9-5. No payments shall be made under this subsection 9-5 for any year following the participant's death. In the event that the calculation required by this subsection 9-5 for a Grantor Trust demonstrates that there has been an overpayment of projected taxes, such overpayment shall be held within the Grantor Trust in an Excess Tax Account and may be used by Abbott as a credit against any payments due hereunder or as specified in subsection 9-12.

     9-6.    For each Qualified Participant whose Grantor Trust has received a payment pursuant to subsection 9-4, Abbott, as the administrator of such Grantor Trust, shall direct the trustee to distribute to the participant from the income of such Grantor Trust, a sum of money sufficient to pay the taxes on trust earnings for such year. The taxes shall be calculated by multiplying the income of the Grantor Trust by the aggregate of the federal, state, and local tax rates (determined in accordance with subsection 9-14).

     9-7.    A participant shall be deemed to have irrevocably waived and shall be foreclosed from any right to receive any supplemental pension benefits on that portion of the supplemental pension that the participant elects to be paid in cash under subsection 9-1 or 9-2. A participant, who has elected to receive a payment under subsection 9-1 or 9-2 to a Grantor Trust, must establish such trust in a form which Abbott determines to be substantially similar to the trust attached to this Supplemental Plan as Exhibit A. If a participant fails to make an election under subsection 9-1 or 9-2, or if a participant makes an election under subsection 9-1 or 9-2 to receive payment in a Grantor Trust but fails to establish a Grantor Trust, then payment shall be made in cash directly to the participant. Each payment required under subsections 9-1, 9-2, 9-4 and 9-5 shall be made as soon as practicable after the amount thereof can be ascertained by Abbott, but in no event later than the last day of the calendar year following the December 31 as of which such payment becomes due.

     9-8.    Abbott will establish and maintain a separate Supplemental Pension
Account in the name of each participant, a separate After-Tax Supplemental Pension Account in the name of each participant, and a separate Tax Payment Account in the name of each participant. The Supplemental Pension Account shall reflect any amounts: (i) paid to a participant (including amounts paid to a participant's Grantor Trust) pursuant to subsections 9-1 and 9-2; (ii) credited to such Account pursuant to subsection 9-9; and (iii) disbursed to a participant for supplemental pension benefits (or which would have been disbursed to a participant if the participant had not elected to receive a cash disbursement pursuant to subsections 9-1 and 9-2). The After-Tax Supplemental Pension Account shall also reflect such amounts but shall be maintained on an after-tax basis. The Tax Payment Account shall reflect any amounts (i) paid to a Qualified Participant (net of taxes) pursuant to subsections 9-4 and 9-5 and
(ii) disbursed to a participant for the payment of taxes pursuant to subsection 9-6. The accounts established pursuant to this subsection 9-8 are for the convenience of the administration of the Plan and no trust relationship with respect to such accounts is intended or should be implied.

     9-9.    As of the end of each calendar year, a participant's Supplemental
Pension Account shall be credited with interest calculated at a reasonable rate of interest specified for this purpose by Abbott and consistently applied. Any amount so credited shall be referred to as a participant's "Interest Accrual". The calculation of the Interest Accrual shall be based on the balance of the payments made pursuant to subsections 9-1 and 9-2 and any Interest Accrual thereon from previous years. As of the end of each calendar year a participant's After-Tax Supplemental Pension Account shall be credited with interest which shall be referred to as the After-Tax Interest Accrual. The "After-Tax Interest Accrual" shall be an amount equal to (a) the Interest Accrual credit to the participant's Supplemental Pension Account for such year less (b) the product of (i) the amount of such Interest Accrual multiplied by (ii) the aggregate of the federal, state and local income tax rates (determined in accordance with subsection 9-14). The Excess Interest Account shall be the cumulative amount, if any, by which the net income earned by the Grantor Trust on the payments made pursuant to Sections 9-1, 9-2, 9-4, 9-5 and 9-10 (and interest earned thereon) for all years that the Grantor Trust has been in existence exceeds the After-Tax Interest Accrual for such years.

     9-10.   In addition to any payment made to a participant for any calendar year pursuant to subsections 9-1, 9-2, 9-4 and 9-5, Abbott shall also make a payment to a participant's Grantor Trust (a "Guaranteed Rate Payment"), for any year in which the net income of such trust does not equal or exceed the participant's After-Tax Interest Accrual for that year. The Guaranteed Rate Payment shall equal the difference between the participant's After-Tax Interest Accrual and such net income of the participant's Grantor Trust for the year, and shall be paid within 180 days of the end of that year. Any funds in a participant's Excess Interest Account may be used by Abbott as a credit against any Guaranteed Rate Payment due to the participant under this subsection 9-10 or as specified in subsection 9-12. No payments shall be made under this subsection 9-10 for any year following the year of the participant's death.

     9-11.   If at any time after a participant's retirement or other
termination of employment with Abbott, there is no longer a balance in his or her Grantor Trust, then such participant (or his or her surviving spouse if such spouse is entitled to periodic payments from the Grantor Trust) shall be entitled to a "Continuation Payment" under this subsection 9-11. The amount of the Continuation Payment shall be equal to the amount of the supplemental pension that would have been payable to the participant (or surviving spouse) had no payments been made to or for the participant's Grantor Trust under subsections 9-1 and 9-2. Continuation Payments shall be made monthly, beginning with the month in which there is no longer a sufficient balance in the participant's Grantor Trust and ending with the month of the participant's (or surviving spouse's) death. Payments under this subsection 9-11 shall be made by the employers (in such proportions as Abbott shall designate) directly from their general corporate assets. Appropriate adjustments to the Continuation Payments shall be made in the event distributions have been made from a participant's Grantor Trust for reasons other than benefit payments to the participant or surviving spouse.

     9-12.   To the extent that Abbott is obligated to make a payment to a participant under subsections 9-1, 9-2, 9-4, 9-5 or 9-10, Abbott shall have the right to offset such payment with any funds in the participant's Excess Interest Account or Excess Tax Account. In addition, any funds in a participant's Excess Tax Account may be used by Abbott as a credit against any future Guaranteed Rate Payment due to the participant under subsection 9-10.

     9-13.   For participants who are not Qualified Participants that received any payment pursuant to subsection 9-4, in addition to the payments provided under subsections 9-1 and 9-2, each participant shall also be entitled to a Tax Gross Up payment for each year there is a balance in his or her Supplemental Pension Account. The "Tax Gross Up" shall approximate: (a) the product of (i) the participant's After-Tax Interest Accrual for the year (calculated using the greater of the rate of return of the Grantor Trusts or the rate specified in subsection 9-9), multiplied by (ii) the aggregate of the federal, state and local tax rates (determined in accordance with subsection 9-14) plus (b) an amount equal to the product of (i) any payment made pursuant to this subsection 9-13, multiplied by (ii) the aggregate tax rate determined under subparagraph 9-13(a)(ii) above, such that the participant is fully compensated for taxes on payments made hereunder. Payment of the Tax Gross Up shall be made by the employers (in such proportions as Abbott shall designate) directly from their general corporate assets. The Tax Gross Up for a year shall be paid to the participant as soon as practicable after the amount of the Tax Gross Up can be ascertained by Abbott, but in no event later than the last day of the calendar year following the calendar year to which the Tax Gross Up relates. No payments shall be made under this subsection 9-13 for any year following the year of the participant's death.

     9-14.   For purposes of this Supplemental Plan, a participant's federal income tax rate shall be deemed to be the highest marginal rate of federal individual income tax in effect in the calendar year in which a calculation under this Supplemental Plan is to be made, and state and local tax rates shall be deemed to be the highest marginal rates of individual income tax in effect in the state and locality of the participant's residence in the calendar year for which such a calculation is to be made, net of any federal tax benefits.

                              SUPPLEMENTAL BENEFIT
                                  GRANTOR TRUST

     THIS AGREEMENT, made this _________ day of ___________________, 19 __, by and between ____________________________, (the "grantor"), and The Northern Trust Company, located at Chicago, Illinois, as trustee (the "trustee"),

                                WITNESSETH THAT:

     WHEREAS, the grantor desires to establish and maintain a trust to hold certain benefits received by the grantor under the Abbott Laboratories Supplemental Pension Plan, as it may be amended from time to time.

     NOW, THEREFORE, IT IS AGREED as follows:

                                    ARTICLE I
                                  INTRODUCTION

     I-1.    NAME. This agreement and the trust hereby evidenced (the "trust")
may be referred to as the "_________________________ Supplemental Benefit Grantor Trust."

     I-2.    THE TRUST FUND. The "trust fund" as at any date means all property then held by the trustee under this agreement.

     I-3.    STATUS OF THE TRUST. The trust shall be irrevocable. The trust is intended to constitute a grantor trust under Sections 671-678 of the Internal Revenue Code, as amended, and shall be construed accordingly.

     I-4.    THE ADMINISTRATOR. Abbott Laboratories ("Abbott") shall act as the
"administrator" of the trust, and as such shall have certain powers, rights and duties under this agreement as described below. Abbott will certify to the trustee from time to time the person or persons authorized to act on behalf of Abbott as the administrator. The trustee may rely on the latest certificate received without further inquiry or verification.

     I-5.    ACCEPTANCE. The trustee accepts the duties and obligations of the
"trustee" hereunder, agrees to accept funds delivered to it by the grantor or the administrator, and agrees to hold such funds (and any proceeds from the investment of such funds) in trust in accordance with this agreement.

                                   ARTICLE II
                         DISTRIBUTION OF THE TRUST FUND

     II-1.   SUPPLEMENTAL PENSION ACCOUNT. The administrator shall maintain a
"supplemental pension account" under the trust. As of the end of each calendar year, the administrator shall charge the account with all distributions made from the account during that year; and credit the account with its share of trust income and realized gains and charge the account with its share of trust expenses and realized losses for the year.

     II-2.   DISTRIBUTIONS PRIOR TO THE GRANTOR'S DEATH. Principal and
accumulated income shall not be distributed from the trust prior to the grantor's retirement or other termination of employment with Abbott or a subsidiary of Abbott (the grantor's "settlement date"); provided that, each year the administrator may direct the trustee to distribute to the grantor a portion of the income of the trust fund for that year, with the balance of such income to be accumulated in the trust. The administrator shall inform the trustee of the grantor's settlement date. Thereafter, the trustee shall distribute the amounts from time to time credited to the supplemental pension account to the grantor, if then living, in the same manner, at the same time and over the same period as the pension payable to the grantor under Abbott Laboratories Annuity Retirement Plan.

     II-3.   DISTRIBUTIONS AFTER THE GRANTOR'S DEATH. The grantor, from time to time may name any person or persons (who may be named contingently or successively and who may be natural persons or fiduciaries) to whom the principal of the trust fund and all accrued or undistributed income thereof shall be distributed upon the grantor's death. The grantor may direct that such amounts be distributed in a lump sum or, if the beneficiary is the grantor's spouse (or a trust [a "Trust"] for which the grantor's spouse is the sole income beneficiary), in the same manner, at the same time and over the same period as the pension payable to the grantor's surviving spouse under the Abbott Laboratories Annuity Retirement Plan. If the grantor directs the same method of distribution as the pension payable to the surviving spouse under the Abbott Laboratories Annuity Retirement Plan to the spouse as beneficiary, any amounts remaining at the death of the spouse beneficiary shall be distributed in a lump sum to the executor or administrator of the spouse beneficiary's estate. If the grantor directs the same method of distribution as the pension payable to the surviving spouse under the Abbott Laboratories Annuity Retirement Plan to a Trust for which the grantor's spouse is the sole income beneficiary, any amounts remaining at the death of the spouse shall be distributed in a lump sum to such Trust. Despite the foregoing, if (i) the beneficiary is a Trust for which the grantor's spouse is the sole income beneficiary, (ii) payments are being made pursuant to this paragraph II-3 other than in a lump sum and (iii) income earned by the trust fund for the year exceeds the amount of the annual installment payment, then such Trust may elect to withdraw such excess income by written notice to the trustee. Each designation shall revoke all prior designations, shall be in writing and shall be effective only when filed by the grantor with the administrator during the grantor's lifetime. If the grantor fails to direct a method of distribution, the distribution shall be made in a lump sum. If the grantor fails to designate a beneficiary as provided above, then on the grantor's death, the trustee shall distribute the balance of the trust fund in a lump sum to the executor or administrator of the grantor's estate."

     II-4.   FACILITY OF PAYMENT. When a person entitled to a distribution hereunder is under legal disability, or, in the trustee's opinion, is in any way incapacitated so as to be unable to manage his or her financial affairs, the trustee may make such distribution to such person's legal representative, or to a relative or friend of such person for such person's benefit. Any distribution made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such distribution hereunder.

     II-5.   PERPETUITIES. Notwithstanding any other provisions of this agreement, on the day next preceding the end of 21 years after the death of the last to die of the grantor and the grantor's descendants living on the date of this instrument, the trustee shall immediately distribute any remaining balance in the trust to the beneficiaries then entitled to distributions hereunder.

                                   ARTICLE III
                          MANAGEMENT OF THE TRUST FUND

     III-1. GENERAL POWERS. The trustee shall, with respect to the trust fund, have the following powers, rights and duties in addition to those provided elsewhere in this agreement or by law:

     (a) Subject to the limitations of subparagraph (b) next below, to sell, contract to sell, purchase, grant or exercise options to purchase, and otherwise deal with all assets of the trust fund, in such way, for such considerations, and on such terms and conditions as the trustee decides.

     (b) To invest and reinvest the trust fund, without distinction between principal and income, in obligations of the United States Government and its agencies or which are backed by the full faith and credit of the United States Government and in any mutual funds, common trust funds or collective investment funds which invest solely in such obligations, provided that to the extent practicable no more than Ten Thousand Dollars ($10,000) shall be invested in such mutual funds, common trust funds or collective investment funds at any time; and any such investment made or retained by the trustee in good faith shall be proper despite any resulting risk or lack of diversification or marketability.

     (c) To deposit cash in any depositary (including the banking department of the bank acting as trustee) without liability for interest, in amounts not in excess of those reasonably necessary to make distributions from the trust.

     (d) To borrow from anyone, with the administrator's approval, such sum or sum from time to time as the trustee considers desirable to carry out this trust, and to mortgage or pledge all or part of the trust fund as security.

     (e) To retain any funds or property subject to any dispute without liability for interest and to decline to make payment or delivery thereof until final adjudication by a court of competent jurisdiction or until an appropriate release is obtained.

     (f) To begin, maintain or defend any litigation necessary in connection with the administration of this trust, except that the trustee shall not be obliged or required to do so unless indemnified to the trustee's satisfaction.

     (g)     To compromise, contest, settle or abandon claims or demands.

     (h) To give proxies to vote stocks and other voting securities, to join in or oppose (alone or jointly with others) voting trusts, mergers, consolidations, foreclosures, reorganizations, liquidations, or other changes in the financial structure of any corporation, and to exercise or sell stock subscription or conversion rights.

     (i) To hold securities or other property in the name of a nominee, in a depositary, or in any other way, with or without disclosing the trust relationship.

     (j) To divide or distribute the trust fund in undivided interests or wholly or partly in kind.

     (k) To pay any tax imposed on or with respect to the trust; to defer making payment of any such tax if it is indemnified to its satisfaction in the premises; and to require before making any payment such release or other document from any lawful taxing authority and such indemnity from the intended payee as the trustee considers necessary for its protection.

     (l) To deal without restriction with the legal representative of the grantor's estate or the trustee or other legal representative of any trust created by the grantor or a trust or estate in which a beneficiary has an interest, even though the trustee, individually, shall be acting in such other capacity, without liability for any loss that may result.

     (m) Upon the prior written consent of the administrator, to appoint or remove by written instrument any bank or corporation qualified to act as successor trustee, wherever located, as special trustee as to part or all of the trust fund, including property as to which the trustee does not act, and such special trustee, except as specifically limited or provided by this or the appointing instrument, shall have all of the rights, titles, powers, duties, discretions and immunities of the trustee, without liability for any action taken or omitted to be taken under this or the appointing instrument.

     (n) To appoint or remove by written instrument any bank, wherever located, as custodian of part or all of the trust fund, and each such custodian shall have such rights, powers, duties and discretions as are delegated to it by the trustee.

     (o) To employ agents, attorneys, accountants or other persons, and to delegate to them such powers as the trustee considers desirable, and the trustee shall be protected in acting or refraining from acting on the advice of persons so employed without court action.

     (p) To perform any and all other acts which in the trustee's judgment are appropriate for the proper management, investment and distribution of the trust fund.

     III-2. PRINCIPAL AND INCOME. Any income earned on the trust fund which is not distributed as provided in Article II shall be accumulated and from time to time added to the principal of the trust. The grantor's interest in the trust shall include all assets or other property held by the trustee hereunder, including principal and accumulated income.

     III-3. STATEMENTS. The trustee shall prepare and deliver monthly to the administrator and annually to the grantor, if then living, otherwise to each beneficiary then entitled to distributions under this agreement, a statement (or series of statements) setting forth (or which taken together set forth) all investments, receipts, disbursements and other transactions effected by the trustee during the reporting period; and showing the trust fund and the value thereof at the end of such period.

     III-4. COMPENSATION AND EXPENSES. All reasonable costs, charges and expenses incurred in the administration of this trust, including compensation to the trustee, any compensation to agents, attorneys, accountants and other persons employed by the trustee, and expenses incurred in connection with the sale, investment and reinvestment of the trust fund shall be paid from the trust fund.

                                   ARTICLE IV
                               GENERAL PROVISIONS

     IV-1.   INTERESTS NOT TRANSFERABLE. The interests of the grantor or other persons entitled to distributions hereunder are not subject to their debts or other obligations and may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.

     IV-2.   DISAGREEMENTS AS TO ACTS. If there is a disagreement between the trustee and anyone as to any act or transaction reported in any accounting, the trustee shall have the right to a settlement of its account by any court.

     IV-3.   TRUSTEE'S OBLIGATIONS. No power, duty or responsibility is imposed on the trustee except as set forth in this agreement. The trustee is not obliged to determine whether funds delivered to or distributions from the trust are proper under the trust, or whether any tax is due or payable as a result of any such delivery or distribution. The trustee shall be protected in making any distribution from the trust as directed pursuant to Article II without inquiring as to whether the distributee is entitled thereto; the trustee shall not be liable for any distribution made in good faith without written notice or knowledge that the distribution is not proper under the terms of this agreement; and the trustee shall not be liable for any action taken because of the specific direction of the administrator.

     IV-4.   GOOD FAITH ACTIONS. The trustee's exercise or non-exercise of its powers and discretions in good faith shall be conclusive on all persons. No one shall be obliged to see to the application of any money paid or property delivered to the trustee. The certificate of the trustee that it is acting according to this agreement will fully protect all persons dealing with the trustee.

     IV-5.   WAIVER OF NOTICE. Any notice required under this agreement may be waived by the person entitled to such notice.

     IV-6.   CONTROLLING LAW. The laws of the State of Illinois shall govern the interpretation and validity of the provisions of this agreement and all questions relating to the management, administration, investment and distribution of the trust hereby created.

     IV-7.   SUCCESSORS. This agreement shall be binding on all persons entitled to distributions hereunder and their respective heirs and legal representatives, and on the trustee and its successors.

                                    ARTICLE V
                               CHANGES IN TRUSTEE

     V-1.    RESIGNATION OR REMOVAL OF TRUSTEE. The trustee may resign at any time by giving thirty days' advance notice to the administrator and the grantor. The administrator may remove a trustee by written notice to the trustee and the grantor.

     V-2.    APPOINTMENT OF SUCCESSOR TRUSTEE. The administrator shall fill any vacancy in the office of trustee as soon as practicable by written notice to the successor trustee; and shall give prompt written notice thereof to the grantor, if then living, otherwise to each beneficiary then entitled to payments or distributions under this agreement. A successor trustee shall be a bank (as defined in Section 581 of the Internal Revenue Code, as amended).

     V-3.    DUTIES OF RESIGNING OR REMOVED TRUSTEE AND OF SUCCESSOR TRUSTEE. A
trustee that resigns or is removed shall furnish promptly to the administrator and the successor trustee an account of its administration of the trust from the date of its last account. Each successor trustee shall succeed to the title to the trust fund vested in its predecessor without the signing or filing of any instrument, but each predecessor trustee shall execute all documents and do all acts necessary to vest such title of record in the successor trustee. Each successor trustee shall have all the powers conferred by this agreement as if originally named trustee. No successor trustee shall be personally liable for any act or failure to act of a predecessor trustee. With the approval of the administrator, a successor trustee may accept the account furnished and the property delivered by a predecessor trustee without incurring any liability for so doing, and such acceptance will be complete discharge to the predecessor trustee.

                                   ARTICLE VI
                            AMENDMENT AND TERMINATION

     VI-1.   AMENDMENT. With the consent of the administrator, this trust may be amended from time to time by the grantor, if then living, otherwise by a majority of the beneficiaries then entitled to payments or distributions hereunder, except as follows:

     (a) The duties and liabilities of the trustee cannot be changed substantially without its consent.

     (b)     This trust may not be amended so as to make the trust revocable.

     VI-2.   TERMINATION. This trust shall not terminate, and all rights, titles, powers, duties, discretions and immunities imposed on or reserved to the trustee, the administrator, the grantor and the beneficiaries shall continue in effect, until all assets of the trust have been distributed by the trustee as provided in Article II.

                                      * * *

     IN WITNESS WHEREOF, the grantor and the trustee have executed this agreement as of the day and year first above written.


                                   ---------------------------------
                                               Grantor

                                   The Northern Trust Company, as Trustee


                                   By
                                       -----------------------------

                                   Its
                                       -----------------------------